UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 13, 2010

BIOSPHERE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23678	04-3216867
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

1050 Hingham Street
Rockland, Massachusetts	02370
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 681-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BioSphere Medical, Inc., a Delaware corporation, hereby amends Items 1.01 and 9.01 of its Current Report on Form 8-K (Date of Report: May 13, 2010) in their entirety to read as follows:

Item 1.01.                                          Entry into a Material Definitive Agreement.

Merger Agreement

On May 13, 2010, BioSphere Medical, Inc. (“BioSphere”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Merit Medical Systems, Inc. (“Merit”) and Merit BioAcquisition Co. (“BioAcquisition”), a wholly-owned subsidiary of Merit.

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, BioAcquisition will merge with and into BioSphere, and BioSphere will become a wholly-owned subsidiary of Merit (the “Merger”).  In connection with but prior to the consummation of the Merger, BioSphere intends to call for redemption all 9,636 currently outstanding shares of its series A preferred stock at a redemption price of $1,000 per share plus accrued but unpaid dividends.  Merit has agreed to loan to BioSphere up to $10,000,000 to fund such redemption.  Holders may elect to convert each share of series A preferred stock into 250 shares of common stock prior to consummation of such redemption.

If the Merger is completed, assuming the conversion of all outstanding shares of series A preferred stock into shares of common stock, holders of outstanding shares of BioSphere’s common stock will be entitled to receive approximately $4.38 in cash (the “Merger Consideration”) for each share of BioSphere common stock owned by them as of the date of the Merger.

The Merger Agreement contains provisions pursuant to which BioSphere may solicit alternative acquisition proposals for 30 days after the date of the Merger Agreement (the “Solicitation Period”) and receive unsolicited proposals thereafter.  BioSphere may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a Superior Proposal (as defined in the Merger Agreement) and otherwise complies with certain terms of the Merger Agreement.  In connection with such termination, and in certain other limited circumstances, BioSphere would be required to pay a fee of $3,840,000 (equal to 4% of the aggregate merger consideration) to Merit.  If such termination is to accept a Superior Proposal that arises from an Acquisition Proposal made prior to the end of the Solicitation Period, BioSphere would be required to pay a fee of $1,920,000 (equal to 2% of the aggregate merger consideration).  If BioSphere terminates the Merger Agreement under certain other limited circumstances, Merit would be required to pay to BioSphere a fee of $10,000,000.

The consummation of the Merger is subject to customary conditions, including adoption of the Merger Agreement by BioSphere’s stockholders and expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  Dates for closing the Merger and for the BioSphere stockholders meeting to vote on adoption of the Merger Agreement have not yet been determined.

Merit has secured committed financing, the aggregate proceeds of which will be sufficient for Merit to pay the aggregate merger consideration and all related fees and expenses.  Consummation of the Merger is not subject to a financing condition.

BioSphere has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of BioSphere’s business between the date of the Merger Agreement and the closing of the Merger, restrictions on solicitations of proposals with respect to alternative transactions, governmental filings and approvals, public disclosures and other matters.

Outstanding stock awards under BioSphere’s 1997 Stock Incentive Plan and 2006 Stock Incentive Plan, whether vested or unvested, will be cancelled in the Merger, and the holders of such options will be entitled to receive a cash payment from Merit in an amount equal to the number of shares subject to such options multiplied by an amount equal to the Merger Consideration less the applicable exercise price.  Options with exercise prices greater than or equal to the Merger Consideration will be cancelled without any payment being made in respect thereof.  Each share of BioSphere restricted stock shall become fully vested and free of any vesting or other restrictions immediately prior the effective time of the Merger.  As a result, all restricted stock will be treated in a manner consistent with the other shares of common stock and will be converted into the right to receive the Merger Consideration.

Stockholder and Voting Agreement

Under a Stockholder and Voting Agreement dated May 13, 2010, Cerberus Partners, L.P. and Cerberus International, Ltd. have agreed to vote their shares of BioSphere series A preferred stock (and any shares of BioSphere common stock issued upon conversion thereof) in favor of adoption and approval of the Merger and against any proposal in opposition to or in competition with the Merger.  The shares subject to the Stockholder and Voting Agreement comprise approximately 50% of the outstanding shares of BioSphere’s series A preferred stock, and approximately 6% of the outstanding shares of BioSphere’s common stock after giving effect to the conversion of all outstanding shares of BioSphere’s series A preferred stock into shares of BioSphere’s common stock.

The foregoing descriptions of the Merger Agreement and the Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the those agreements, copies of which are filed, respectively, as Exhibit 2.1 and 10.1 hereto and are incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors with information regarding its terms.  It is not intended to provide any other factual information about Merit, BioSphere or BioAcquisition.  The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties.  Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts.  Investors are not third-party beneficiaries under the Merger Agreement.  In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure schedule that the parties have exchanged, (ii) were made only as of the date of such Merger Agreement or a prior, specified date and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in BioSphere’s or Merit’s public disclosures.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of BioSphere or Merit or any of their respective subsidiaries or affiliates.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

BioSphere plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the Merger.  The Proxy Statement will contain important information about Merit, BioSphere, the Merger and related matters.  Investors and security holders are urged to read the Proxy Statement carefully when it is available.  Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Merit and BioSphere through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from BioSphere by contacting BioSphere’s Investor Relations at (781) 681-7900.

Merit and BioSphere, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement.  Information regarding Merit’s directors and executive officers is contained in Merit’s Annual Report on Form 10-K for the year ended December 31, 2009 and its proxy statement dated April 14, 2010, which are filed with the SEC.  Information regarding BioSphere’s directors and executive officers is contained in BioSphere’s Annual Report on Form 10-K for the year ended December 31, 2009 and its proxy statement dated April 16, 2010, which are filed with the SEC.  As of February 1, 2010, BioSphere’s directors and executive officers beneficially owned approximately 2,144,493 shares, or 10.4%, of BioSphere’s common stock.  A more complete description will be available in the Proxy Statement.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Any statements in this Current Report on Form 8-K/A about future expectations, plans and prospects for BioSphere, including statements about the expected timetable for consummation of the proposed transaction among Merit, BioAcquisition and BioSphere, and any other statements about Merit, BioAcquisition and BioSphere, or about BioSphere’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may contain the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond the control of Merit, BioAcquisition and BioSphere. Risks and uncertainties that could cause results to differ from expectations include: the occurrence of any event or proceeding that could give rise to the termination of the Merger Agreement; the inability to complete the Merger due to the failure of the closing conditions to be satisfied; the outcome of any legal proceedings that may be instituted in connection with the Merger; uncertainties as to the timing of the Merger; uncertainties as to how BioSphere stockholders will vote their shares with respect to the Merger; the determination to call for redemption the series A preferred stock and uncertainties as to whether such shares may be converted into shares of common stock prior to such redemption; the risk that competing offers will be made; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the control of Merit, BioAcquisition and BioSphere; transaction costs; actual or contingent liabilities; or other risks and uncertainties described in the section titled “Risk Factors” in BioSphere’s Annual Report on Form 10-K for the year ended December 31,

2009, as filed by BioSphere with the Securities and Exchange Commission, and described in other filings made by BioSphere from time to time with the Securities and Exchange Commission.

In addition, the forward-looking statements included in this Current Report on Form 8-K/A represent BioSphere’s estimates as of the date of this Current Report on Form 8-K/A. BioSphere anticipates that subsequent events and developments may cause its forward-looking statements to change. BioSphere specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances after the date of this Current Report on Form 8-K/A.

Item 9.01.              Financial Statements and Exhibits.

(d)  See the Exhibit Index attached to this Current Report on Form 8-K/A, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2010	BIOSPHERE MEDICAL, INC.

	By:	/s/ Martin J. Joyce
Martin J. Joyce
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated May 13, 2010, by and among Merit Medical Systems, Inc., Merit BioAcquisition Corp. and BioSphere Medical, Inc.(1)

10.1*	Stockholder and Voting Agreement, dated as of May 13, 2010, among Merit Medical Systems, Inc. and Cerberus Partners, L.P. and Cerberus International, Ltd.

99.1*	Press release, entitled, “BioSphere Medical to be Acquired by Merit Medical Systems for Approximately $96 Million in Cash,” issued May 13, 2010

(1)          The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  BioSphere will furnish copies of any of such schedules to the SEC upon request.

*                 Previously filed on May 14, 2010